UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

NuStar GP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
State or other jurisdiction Of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2330 North Loop 1604 West San Antonio, Texas		78248
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Unitholders (the “Annual Meeting”) of NuStar GP Holdings, LLC, a Delaware limited liability company (the “Company”), was held on April 27, 2011. A total of 36,631,883 of the Company’s common units were present or represented by proxy at the meeting, representing approximately 86.20% of all the votes entitled to be cast at the Annual Meeting. The matters submitted for a vote and the related results are as follows:

Proposal No. 1 – Election of two Class II directors to serve until the 2014 annual meeting of unitholders or until their respective successors are elected and have been qualified. The results of the votes taken were as follows:

Class II Nominee	Votes For	Votes Withheld	Broker Non-Votes

Curtis V. Anastasio	23,646,276	48,892	12,936,715

William B. Burnett	23,650,188	44,980	12,936,715

Proposal No. 2 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The results of the votes taken were as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes

36,494,704	88,322	48,857	0

Proposal No. 3 – Approval, by non-binding vote, of NuStar GP Holdings, LLC’s executive compensation. The results of the votes taken were as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes

23,094,536	176,238	424,394	12,936,715

Proposal No. 4 – Recommendation, by non-binding vote, of the frequency of NuStar GP Holdings, LLC’s future votes on executive compensation. The results of the votes taken were as follows:

1 Year	2 Years	3 Years	Votes Withheld	Broker Non-Votes

6,496,961	119,646	16,608,358	470,203	12,936,715

Pursuant to the foregoing votes: (i) the two Class II nominees listed above were elected to serve on the Company’s Board of Directors until the 2014 annual meeting of unitholders or until their respective successors are elected and have been qualified; (ii) the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 has been ratified; (iii) The Company’s executive compensation has been approved by non-binding vote; and (iv) the frequency of non-binding votes on executive compensation shall be every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar GP Holdings, LLC

Date: May 3, 2011	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Corporate Secretary